EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of _____________, 2014, is between Cardiogenics Holdings Inc., a Nevada corporation, (the “Company”), and the investor (the “Investor”), as set forth in the signature page to this Agreement.

WHEREAS, the Company is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, in accordance with the Private Placement Memorandum of the Company (the “Private Placement Memorandum”), the Company desires to offer and sell, upon the terms and conditions set forth in this Agreement in a Regulation S offering through WDM Dom Maklerski S.A. (the “Offering Agent”) up to 15,000,000 shares (the “Offered Shares”) of common stock, par value $0.00001 per share of Company (“Common Stock”) at an Offer Price per share of 0,33 PLN (approximately $ 0,11) (the “Private Placement”).

WHEREAS, the Investor wishes to purchase, upon the terms and conditions stated in this Agreement, such number of Offered Shares as is set forth immediately below Investor’s name on the signature page hereto.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

SUBSCRIPTION

Section 1.1 Subscription. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company the number of Offered Shares set forth on the Investor’s signature page to this Agreement. To solicit Company’ acceptance of the Investor’s subscription for Offered Shares, the Investor must provide an executed copy of this Agreement together with good funds for the purchase price set forth on the signature page hereto (the “Purchase Price”) by a concurrent wire transfer of the Purchase Price, as provided in the instructions attached to this Agreement as Schedule A.

Section 1.2 Rejection of Subscriptions. Company may reject any subscription for any reason or no reason in its sole discretion.

Section 1.3 Compliance. In connection with the introduction of the Offered Shares for trading on New Connect, the alternative trading system maintained by the Warsaw Stock Exchange in Poland (“New Connect”), the Private Placement shall be conducted in compliance with applicable Polish securities law and regulations.

ARTICLE 2

CLOSING AND DELIVERY

Section 2.1 Closing.

(a) Closing Date. The closing will take place on the third business day following acceptance by Company of the Investor’s subscription in accordance with Section 1.1 and confirmation by the Company that the Offered Shares have been accepted for trading on New Connect (the “Closing Date”), at the office of the Offering Agent, which is located at Plac Powstańców Śląskich 1 lok. 201, 53-329 Wrocław, Poland on the Closing Date or at such other location or time as the parties may agree (the “Closing”).

(b) Delivery of Offered Shares in uncertificated form. On the Closing Date or any such later date that will result from binding regulations of the National Depositary of Securities in Poland (the “NDS”), Company will deliver to the Investor all Offered Shares purchased by the Investor pursuant to this Agreement and the regulations of the NDS.

(c) Delivery of Offered Shares in certificated form. The Investor acknowledges that any certificates or other evidence that may be issued representing the Offered Shares shall bear any legend required by the securities laws of any state and be stamped or otherwise imprinted with a legend substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to this corporation, is available.

Section 2.2 Repayment of the Purchase Price.

In the event when the Offered Shares are not admitted to trading on New Connect within 5 (five) months following the date of this Agreement, unless the Purchase Price increased by 5% interest per annum has been repaid by the Offering Agent, Company shall repay the Investor the Purchase Price increased by 5% interest per annum calculated for the period starting on the day payment of funds to the account of the Offering Agent and ending on the day of repayment, and the Agreement shall terminate. Company undertakes to perform the obligation within one month following the end of the period referred to in the preceding sentence. Should the Company fail to perform this obligation, the Investor is authorized to calculate interest on the amount of Purchase Price increased by interest due, at the rate of 2% for each month of delay.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Company. The Company hereby represents and warrants to the Investor as follows:

(a) Organization and Good Standing. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as currently conducted.

(b) Authorization. Company’ execution and delivery of this Agreement, as well as its performance of its obligations under this Agreement, has been duly and validly authorized by all required corporate action. This Agreement has been validly executed and is a legal, valid, and binding obligation of Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Filing or Registration. Except for (i) the filing of any required forms to comply with Regulation S or (ii) any state filings that may be required in connection with the transactions contemplated by this Agreement, no filing or registration with, or notice to or authorization, consent, finding by or approval of, any governmental authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make, or give which would be material to the Company’ business taken as a whole.

(d) No Conflict. The Company’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with, or result in a material breach of any provision of, or constitute a material default under, or result in the termination of, or accelerate the performance required by, or result in a right of payment, termination, or acceleration of any obligation under, or result in the creation of any lien upon any of its assets (any such violation, conflict, breach, default, right of termination, or acceleration, loss or creation, an “Issuer Violation”), under any provisions of (i) the articles of incorporation or bylaws of the Company, or (ii) subject to obtaining any required third-party consents or other approvals, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, or other instrument or agreement of any kind to which the Company is now a party or by which its assets may be bound or affected, unless such Issuer Violations as would not be material to the Company’s business taken as a whole.

(e) Compliance with Laws. Company is not in violation of, or under investigation with respect to any violation of, any material law (whether common law or equity), statute, order, rule, regulation, ordinance, or judgment of any governmental authority applicable to the Company. There is no litigation pending or, to the Company’s knowledge, threatened, against it or involving its property or business, which would materially affect the Company’s business taken as a whole.

(f) No Breach or Default. The Company is not in breach of or default under or with respect to any of its obligations under any security issued by the Company or any material agreement, instrument, or other undertaking, to which it is a party or by which it or any of its property is bound and which breach or default would materially affect the Company’s business taken as a whole.

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(g) Transferability of the Offered Shares. Beginning from the day of admission of the Offered Shares to trading on NewConnect, the limitations of transferability of the Offered Shares referred to in sec. 3.2 (k)(d) shall not apply. In the event of breach of this representation, the Company undertakes to pay contractual penalty in the amount agreed in sec. 2.2 above.

(h) Escrow. The funds paid by the Investor upon subscription as Purchase Price for the Offered Shares shall be maintained in escrow account opened by the Offering Agent and not transferred to the Company until the first day of listing of the Offered Shares on New Connect.

Section 3.2 Representations and Warranties of the Investor. The undersigned Investor represents and warrants to the Company as follows:

(a) The Investor fully understands all of the risks related to the purchase of the Offered Shares. The Investor has carefully considered and has discussed with the Investor’s professional legal, tax, accounting and financial advisors, to the extent the Investor has deemed necessary, the suitability of an investment in the Offered Shares for the Investor’s particular tax and financial situation and has determined that the Offered Shares being purchased by the Investor are a suitable investment for the Investor. The Investor recognizes that an investment in the Offered Shares involves substantial risks, including the possible loss of the entire amount of such investment.

(b) The Investor acknowledges that (i) the Investor has had the opportunity to request copies of any documents, records and books pertaining to this investment; (ii) any such documents, records and books that the Investor requested have been made available for inspection by the Investor, the Investor’s attorney, accountant or other advisor(s); and (iii) the Investor has read carefully the Private Placement Memorandum including, but not limited to, the list of Risk Factors in Section 1 therein. The Investor has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Offered Shares.

(c) The Investor and the Investor’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from representatives of Company or Persons (as defined below) acting on behalf of Company concerning Company, the Private Placement and the Offered Shares and all such questions have been answered to the full satisfaction of the Investor. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(d) The Investor is not subscribing for the Offered Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

(e) The Investor has sufficient knowledge and experience in financial, tax and business matters to enable the Investor to utilize the information made available to the Investor in connection with the Private Placement, to evaluate the merits and risks of an investment in the Offered Shares and to make an informed investment decision with respect to an investment in the Offered Shares.

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(f) The Investor acknowledges that the Offered Shares prior to their admission to trading on New Connect, may not be sold or otherwise transferred without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom. The Investor acknowledges that neither the offer nor sale of the Offered Shares have been registered under the Securities Act or under the securities laws of any state. The Investor represents and warrants that the Investor is acquiring the Offered Shares for the Investor’s own account, for investment purposes and not with a view toward resale or distribution within the meaning of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, i.e. trading of the Offered Shares on New Connect. The Investor is aware that the Company intends to apply for admission of the Offered Shares to trading on New Connect, therefore (i) the Offered Shares are not currently eligible for resale in reliance upon Rule 144 (as defined below) and (ii) the Company has no obligation to register the Offered Shares purchased hereunder.

(g) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity: (i) such partnership, corporation, trust, estate or other entity is duly organized and validly existing and has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust, estate or other entity in connection with the purchase of the Offered Shares, and (b) to purchase and hold the Offered Shares; and (ii) the signature of the party signing on behalf of such partnership, corporation, trust, estate or other entity is binding upon such partnership, corporation, trust, estate or other entity.

(h) The Investor understands that the Offered Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Offered Shares.

(i) The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Offered Shares or the fairness or suitability of the investment in the Offered Shares nor have such authorities passed upon or endorsed the merits of the offering of the Offered Shares.

(j) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against the Investor in accordance its terms.

(k) The Investor is not a “U.S. Person” as defined in Rule 902(k) of Regulation S and:

(a)  not acting for the account or benefit of a U.S. Person and is purchasing the Offered Shares in an offshore transaction pursuant to Regulation S;

(b)  the Investor understands that neither the Offered Shares nor the underlying securities have not been and will not be registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred by such Investor except: (a) (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144, (ii) outside the United States in a transaction complying with the provisions of Rule 903 or Rule 904 of Regulation S, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), or (iv) pursuant to an effective registration statement under the Securities Act; and (b) in accordance with any applicable securities laws of any state of the United States and other jurisdictions;

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(c)  the Investor acknowledges that, if in the future it decides to resell, pledge or otherwise transfer the Offered Shares or any beneficial interests in any of the Offered Shares prior to the date which is twelve (12) months after the later of (a) the date when the Offered Shares are first offered to persons (other than distributors) pursuant to Regulation S and (b) the date of closing of the Private Placement and admission of the Offered Shares to trading on New Connect, it will do so only (i) in compliance with the restrictions set forth herein, (ii) pursuant to an effective registration statement under the Securities Act, or (iii) in accordance with the provisions of Rule 144 (if available) or Regulation S, and in each of such cases in accordance with any applicable securities laws of any state of the United States;

(d)  the Investor agrees to, and each subsequent holder is required to, notify any purchaser of the Offered Shares from it of the resale restrictions referred to in paragraphs (k)(c)(ii) and (k)(c)(iii) above, if then applicable; The foregoing notice and resale restrictions do not apply to transactions on New Connect; and

(e)  the Investor acknowledges that, prior to any proposed transfer of any of the Offered Shares other than pursuant to an effective registration statement, the transferee of any of the Offered Shares may be required to provide certifications and other documentation relating to the non-US Person status of such transferee.

(l) Issuer Reliance. The Investor understands that Company has entered or will enter into this Agreement with the Investor in reliance upon the Investor’s representations to Company, as set forth above.

ARTICLE 4

CONDITIONS TO CLOSING

Section 4.1 Conditions to Company’ Obligations. Except for as may be waived in writing by Company and as provided in Section 4.1(a) below, all of the obligations of Company under this Agreement are subject to the fulfillment, prior to or at the Closing of each of the following conditions:

(a) Representations and Warranties True. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects as of the Closing.

(b) The Investor shall have delivered an executed copy of this Agreement and the Purchase Price in accordance with Section 1.1.

(c) The Common Stock shall have been approved and accepted for trading on the Alternative Trading System on the NewConnect market.

(d) Subscriptions for a minimum of 100,000 PLN of the Offered Shares in the Private Placement shall have been received and accepted by the Company, nevertheless there might be some exceptions allowed in individual cases.

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Section 4.2 Conditions to the Investor’s Obligations. Except as may be waived in writing by the Investor and as provided in Section 4.2(a) below, all of the obligations of the Investor under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties True. The representations and warranties of Company contained in this Agreement shall be true and correct in all material respects as of the Closing.

ARTICLE 5

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Section 5.1 The representations and warranties of Company, and the Investor herein shall survive the Closing until the expiration of all applicable statutes of limitation.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Amendments. This Agreement may be amended only by a written document signed by Company and agreed to in writing by the Investor.

Section 6.2 Counterparts and Facsimile Signatures. This Agreement has been signed in Polish and English language versions and may be executed in any number of counterparts of each language versions and signature pages may be delivered by electronic transmission; each such counterpart or signature page shall be deemed to be an original. In case of discrepancies between Polish and English language version, the Polish version shall prevail.

Section 6.3 Assignment. Neither this Agreement nor any right created hereby shall be assignable by Company or the Investor (or any permitted assignee of Company or the Investor) without the prior written consent of the other party, except that this Agreement may be assigned (i) by the Investor to (a) an entity that wholly owns, is wholly owned by or is wholly under common ownership with the Investor or any permitted assignee of the Investor; (b) a trust for the benefit of the Investor or his or her immediate family members; or (c) by will or the laws of descent and distribution; or (ii) by Company to the successor in interest to all or substantially all of its business. Any attempt to assign any right under this Agreement in violation of this Section 6.3 shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective permitted successors, permitted assigns, heirs, executors, administrators, or personal representatives, any rights or remedies under or by reason of this Agreement.

Section 6.4 Entire Agreement. Except as provided to the contrary herein, this Agreement, and the Disclosure Documents contain the full and entire understanding and agreement between the parties with regard to the subject hereof and supersede all prior agreements and understandings of the parties with regard to such matters. Neither party shall be liable or bound to the other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein.

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Section 6.5 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and enforced pursuant to the laws of Poland. The parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of the proper court for the Investor’s seat.

Section 6.6 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby unless, as a result of the selective enforcement of such remaining provisions a party hereto would fail to realize a benefit that was a fundamental part of the reason for such party to have entered into this Agreement.

Section 6.7 Notices. Except as otherwise specifically provided herein, all notices and other communications required or permitted under this Agreement must be in writing and may be given by personal or customary form of electronic delivery or U.S. mail, or confirmed facsimile. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the party at the respective address set forth below, and shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

If to Company:	Cardiogenics Holdings Inc.
625 Northam Drive, Unit 8
Mississauga, Ontario L4V 1WB, Canada
Attention: Yahia A. Gawad, CEO
Fax: +1 (905) 673-9865
Email: ygawad@cardiogenics.com

With a copy to:	______________________
______________________
______________________

If to the Investor, to the address set forth on the signature page of this Agreement, or at such other address or facsimile number as any party may have advised the other by notice.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement is hereby duly executed by each party hereto as of the date first written above.

INVESTOR:

PLN amount of investment: PLN _____________ (say:

_____________________________________ zloty) (the “Purchase Price”)

Number of Offered Shares Subscribed for: _____________ (say:

_______________________________________)

Exact name in which the Offered Shares are to be issued:

_________________________________________________

__________________________________________

Signature

Date: _____________, 2014

__________________________

(Print Name of Investor)

Address:

________________________________

Fax Number: _________________________

Email Address: ___________________________

Acceptance Dated: ___________________________

Cardiogenics Holdings Inc.

By:
Name:	Yahia A. Gawad
Title:	Chief Executive Officer

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SCHEDULE A

1.	EXECUTED DOCUMENTS SHOULD BE MAILED TO:

DOM MAKLERSKI WDM S.A.

Plac Powstańców Śląskich 1 lok. 201, 53-329 Wrocław, Poland

Attention: Wojciech Grzegorczyk

Fax: (71) 79 11 556

Email: wojciech.grzegorczyk@wdmsa.pl

2.	IF YOU ARE WIRING FUNDS, THE FUNDS SHOULD BE WIRED AS FOLLOWS:

The amount of the payment for Offered Shares shall be transferred to the bank account of the Offering Agent number 98 1060 0076 0000 3300 0051 1731, accepting subscription order. Payment from particular Investor (both Retail and Institutional, jointly named as “Investors”) should be made from appropriate bank account. This Investor should be the owner or co-owner of above bank account.

In the event of the Offering cancelation or any other situation, which will cause the necessity to return payments to the Investors, the Offering Agent will return whole amount of payments to all Investors. The return will be done on appropriate Investor’s bank account indicated by particular Investor within 7 business days from informing by the Offering Agent of the Offering cancelation or other situation, which will cause the necessity to return payments to the Investors. The payments shall be returned without any reimbursement for costs incurred by the Investors in the course of subscribing for Offered Shares, and be net of all transfer expenses and without interest.

All payments for Offered Shares by the Investors may be made only in PLN.

Any overpayments (either as a result of lack of Allotment of Offered Shares or as a result of any proportional reduction) will start to be returned not later than seven business days after the Allotment Date without any interest or any other compensation.

A subscription placed without any payment will be invalid. A subscription placed with partial payment will be valid with respect to such number of Offered Shares for which payment has been made.

Investors who were initially allocated Offered Shares are obliged to pay the Offer Price with respect of such Offered Shares not later than on the last day of subscription period for Institutional Investors. The amount of the payment should be equal to the multiple of the number of Offered Shares for which the Investor is placing the subscription order at the Offer Price. The Offering Agent accepting subscription orders may charge the brokerage commission, if any, for execution of this action.

Investors will be required to pay an amount in PLN corresponding to the number of Offered Shares initially allocated to such Investor multiplied by the Offer Price. Payment for the Offered Shares has to be made from the banking account owned or co-owned by particular Investor.

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